Exhibit (a)(23)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES SUPPLEMENTARY

TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter (the "Charter") of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, reclassified the shares of each of the series and classes of common stock, par value $.0001 per share (the "Common Stock"), of the Corporation set forth below as shares of the new series and classes of Common Stock set forth below:

A.            1,000,000,000 authorized but unissued shares of TDAM Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of TDAM U.S. Small-Mid Cap Equity Fund – Institutional Class; and

B.             200,000,000 authorized by unissued shares of TDAM Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of TDAM U.S. Small-Mid Cap Equity Fund – Advisor Class.

The shares of the foregoing series and classes have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a class of a series of Common Stock as set forth in the Charter.

SECOND: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the 100,000,000,000 shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Series and Class	Number of Shares

TDAM Money Market Portfolio – Investor Class	8,000,000,000

TDAM Money Market Portfolio – Class A	10,000,000,000

TDAM Money Market Portfolio – Premium Class	3,000,000,000

TDAM Money Market Portfolio – Select Class	6,000,000,000

TDAM U.S. Government Portfolio – Investor Class	7,000,000,000

TDAM U.S. Government Portfolio – Class A	5,000,000,000

Series and Class	Number of Shares

TDAM Municipal Portfolio – Investor Class	4,000,000,000

TDAM Municipal Portfolio – Class A	4,000,000,000

TDAM New York Municipal Money Market Portfolio – Investor Class	2,000,000,000

TDAM New York Municipal Money Market Portfolio – Class A	2,000,000,000

TDAM California Municipal Money Market Portfolio – Investor Class	5,000,000,000

TDAM California Municipal Money Market Portfolio – Class A	2,000,000,000

TDAM Short-Term Bond Fund – Institutional Class	2,800,000,000

TDAM Short-Term Bond Fund – Advisor Class	300,000,000

TDAM Institutional Money Market Fund – Institutional Class	3,000,000,000

TDAM Institutional Money Market Fund – Institutional Service Class	2,000,000,000

TDAM Institutional Money Market Fund – Commercial Class	3,000,000,000

TDAM Institutional U.S. Government Fund – Institutional Class	2,000,000,000

TDAM Institutional U.S. Government Fund – Institutional Service Class	3,000,000,000

TDAM Institutional U.S. Government Fund – Commercial Class	3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Service Class	2,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Commercial Class	3,000,000,000

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Series and Class	Number of Shares

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Class	2,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Class A	2,000,000,000

TDAM Institutional Municipal Money Market Fund – Institutional Class	2,000,000,000

TDAM Institutional Municipal Money Market Fund – Institutional Service Class	1,000,000,000

TDAM Core Bond Fund – Institutional Class	1,000,000,000

TDAM Core Bond Fund – Advisor Class	300,000,000

TDAM U.S. Equity Income Fund – Institutional Class	1,000,000,000

TDAM U.S. Equity Income Fund – Advisor Class	200,000,000

TDAM U.S. Large Core Equity Fund – Institutional Class	1,000,000,000

TDAM U.S. Large Core Equity Fund – Advisor Class	200,000,000

TDAM Target Return Fund – Institutional Class	1,000,000,000

TDAM Target Return Fund – Advisor Class	200,000,000

TDAM Global All Cap Fund – Institutional Class	1,000,000,000

TDAM Global All Cap Fund – Advisor Class	200,000,000

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Series and Class	Number of Shares

TDAM Global Low Volatility Equity Fund – Institutional Class	1,000,000,000

TDAM Global Low Volatility Equity Fund – Advisor Class	200,000,000

TDAM High Yield Bond Fund – Institutional Class	1,000,000,000

TDAM High Yield Bond Fund – Advisor Class	200,000,000

TDAM Global Equity Income Fund – Institutional Class	1,000,000,000

TDAM Global Equity Income Fund – Advisor Class	200,000,000

TDAM U.S. Small-Mid Cap Equity Fund – Institutional Class	1,000,000,000

TDAM U.S. Small-Mid Cap Equity Fund – Advisor Class	200,000,000

THIRD: The shares of Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 8th day of March, 2013.

ATTEST:	TD ASSET MANAGEMENT USA
FUNDS INC.

/s/ Curtis Barnes	By:	/s/ Michele Teichner	(SEAL)
Curtis Barnes		Michele Teichner
Secretary		Vice President

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